Exhibit 99.1
Carbonite Announces Second Quarter 2019 Financial Results
BOSTON, MA - July 25, 2019 - Carbonite, Inc. (NASDAQ: CARB), a global leader in data protection, today announced financial results for the second quarter ended June 30, 2019.
Second Quarter 2019 Highlights:

•	Revenue of $121.5 million increased 56% year-over-year.

•	Non-GAAP revenue of $135.0 million increased 69% year-over-year.[1]

•	Net loss was ($11.3) million, compared to net loss of ($5.7) million in 2018.

•	Net loss per share was ($0.33) (basic and diluted), as compared to ($0.20) (basic and diluted) in 2018.

•	Non-GAAP net income per share was $0.58 (basic) and $0.56 (diluted), as compared to $0.50 (basic) and $0.45 (diluted) in 2018.[2]

•	Adjusted EBITDA of $39.1 million, or 29% of non-GAAP revenue, compared to $20.9 million, or 26% of non-GAAP revenue in 2018.[3]
“Carbonite delivered second quarter non-GAAP revenue of $135 million, up 69% year-over-year, while delivering an adjusted EBITDA margin of 29%,” said Steve Munford, chairman of the board and interim CEO of Carbonite. “Our security software business performed well during the quarter, however, we continued to experience challenges in parts of our data protection business. We remain committed to capitalizing on the opportunity of combining data protection and security, while we improve the effectiveness of our go-to-market efforts and deliver on our profitability targets.”
Munford added, “During the quarter we executed on our previously stated plans and made approximately $55 million in accelerated principal payments on our outstanding term loan; we remain committed to leveraging our strong and growing free cash flow to aggressively pay down outstanding debt.”
The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information to GAAP. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Second Quarter 2019 Results:

•
Revenue for the second quarter was $121.5 million, an increase of 56% from $77.7 million in the second quarter of 2018. Non-GAAP revenue for the second quarter was $135.0 million, an increase of 69% from $79.9 million in the second quarter of 2018.[1]

•
Net loss for the second quarter was ($11.3) million, compared to net loss of ($5.7) million in the second quarter of 2018. Non-GAAP net income for the second quarter was $19.8 million, compared to non-GAAP net income of $14.2 million in the second quarter of 2018.[2]

•
Net loss per share for the second quarter was ($0.33) (basic and diluted), compared to net loss per share of ($0.20) (basic and diluted) in the second quarter of 2018. Non-GAAP net income per share was $0.58 (basic) and $0.56 (diluted) for the second quarter, compared to non-GAAP net income per share of $0.50 (basic) and $0.45 (diluted) in the second quarter of 2018.[2]

•	Adjusted EBITDA for the second quarter was $39.1 million, compared to $20.9 million in the second quarter of 2018.[3]

•	Gross margin for the second quarter was 72.4%, compared to 70.3% in the second quarter of 2018. Non-GAAP gross margin was 82.3% in the second quarter, compared to 77.1% in the second quarter of 2018.[4]

•
Cash flow from operations for the second quarter was $20.3 million, compared to $13.6 million in the second quarter of 2018. Adjusted free cash flow for the second quarter was $24.3 million, compared to $13.3 million in the second quarter of 2018.[5]

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for acquisitions.

[2]
Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, non-cash convertible debt interest expense and the income tax effect of non-GAAP adjustments.

[3]
Adjusted EBITDA is calculated by excluding the impact of interest expense, net, income taxes, depreciation, amortization, purchase accounting adjustments on acquired deferred revenue, stock-based compensation expense, litigation-related expense, restructuring-related expense, and acquisition-related expense from net (loss) income.

[4]
Non-GAAP gross margin excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, and acquisition-related expense.

[5]
Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to acquisitions, restructuring, and litigation to net cash provided by operating activities.

CEO Transition
In a separate press release issued today, Carbonite announced that Steve Munford has been named interim CEO of Carbonite, effective immediately. Mr. Munford succeeds Mohamad Ali, who has stepped down as president and CEO and as a member of the Carbonite Board, also effective immediately.
Business Outlook
Based on the information available as of July 25, 2019, Carbonite expects the following for the third quarter and full year of 2019:
Third Quarter 2019:

Current Guidance (7/25/2019)
GAAP Revenue	$117 - $119 million
Non-GAAP Revenue	$131 - $133 million
Adjusted EBITDA	$34 - $37 million

Full Year 2019:

	Prior Guidance (5/2/2019)	Current Guidance (7/25/2019)
GAAP Revenue	$457 - $471 million	$443.5 - $448.5 million
Non-GAAP Revenue	$491 - $505 million	$477.5 - $482.5 million
Non-GAAP Gross Margin	80.5% - 81.5%	80.5% - 81.5%
Adjusted EBITDA	$132 - $137 million	$132 - $137 million
Carbonite’s expectations of adjusted EBITDA for the third quarter and full year of 2019 excludes the impact of interest expense, net, income taxes, depreciation, amortization, purchase accounting adjustments on acquired deferred revenue, stock-based compensation expense, litigation-related expense, restructuring-related expense and acquisition-related expense from net income (loss).
The Company is assuming an effective annual tax rate of approximately 22% and 35.5 million shares outstanding for the full year of 2019.
Conference Call and Webcast Information
Carbonite will host a conference call on Thursday, July 25, 2019 at 5:30 p.m. ET to review these results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode: 8188460.
Following the completion of the call, a recorded replay will be available on the Company’s website, http://investor.carbonite.com, under “Events & Presentations”.
Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross margin, non-GAAP net income and non-GAAP net income per share, non-GAAP operating expense, adjusted EBITDA and adjusted free cash flow.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures provided in the tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.
With respect to our expectations under "Business Outlook" above, the Company has not reconciled non-GAAP gross margin to gross margin or adjusted EBITDA to net income (loss) in this press release because we do not provide guidance for amortization expense on intangible assets, depreciation expense, stock-based compensation expense, litigation-related expense, income tax expense, restructuring-related expense, interest expense, and acquisition-related expense as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Cautionary Language Concerning Forward-Looking Statements
Certain matters discussed in this press release, including under “Business Outlook,” have "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to integrate the Webroot acquisition and other acquisitions into our operations and achieve the expected operational and financial benefits of such acquisitions and the timing of such benefits, our ability to profitably attract new customers and retain existing customers, our dependence on the market for cloud backup services, our ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry, and those discussed in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite provides a robust Data Protection Platform for businesses, including backup, disaster recovery, high availability and workload migration technology. The Carbonite Data Protection Platform supports businesses on a global scale with secure cloud infrastructure. To learn more, visit www.carbonite.com and follow us on Twitter at @Carbonite.
Carbonite, Inc. serves customers through three brands: Carbonite data protection, Webroot cybersecurity, and MailStore email archiving.
Investor Relations Contact:
Jeremiah Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contact:

Sarah King
Carbonite
617-421-5601
media@carbonite.com

Carbonite, Inc.
Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
	2019	2018	2019	2018
Revenue:
Services	$114,431	$68,814	$185,934	$123,388
Product	7,079	8,920	16,791	18,372
Total revenue	121,510	77,734	202,725	141,760
Cost of revenue:
Services	23,956	18,358	41,058	33,688
Product	440	374	823	931
Amortization of intangible assets	9,081	4,325	12,375	6,750
Total cost of revenue	33,477	23,057	54,256	41,369
Gross profit	88,033	54,677	148,469	100,391
Operating expenses:
Research and development	27,879	15,719	43,686	28,238
General and administrative	17,567	13,460	38,556	27,920
Sales and marketing	36,945	22,086	58,710	41,946
Amortization of intangible assets	9,765	3,652	14,065	4,591
Restructuring charges	702	41	702	903
Total operating expenses	92,858	54,958	155,719	103,598
Loss from operations	(4,825)	(281)	(7,250)	(3,207)
Interest expense	(11,844)	(3,420)	(15,855)	(6,021)
Interest income	418	169	1,383	413
Other income (expense), net	175	183	387	195
Loss before income taxes	(16,076)	(3,349)	(21,335)	(8,620)
(Benefit) provision for income taxes	(4,802)	2,338	(12,064)	(14,877)
Net (loss) income	$(11,274)	$(5,687)	$(9,271)	$6,257
Net (loss) income per share:
Basic	$(0.33)	$(0.20)	$(0.27)	$0.22
Diluted	$(0.33)	$(0.20)	$(0.27)	$0.20
Weighted-average shares outstanding:
Basic	34,459,359	28,628,173	34,312,971	28,485,695
Diluted	34,459,359	28,628,173	34,312,971	30,885,633

Carbonite, Inc.
Consolidated Balance Sheets (unaudited)
(In thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$83,378	$198,087
Trade accounts receivable, net	47,110	31,569
Prepaid expenses and other current assets	22,573	10,409
Total current assets	153,061	240,065
Property and equipment, net	45,961	34,101
Right-of-use lease assets	48,299	—
Other assets	24,176	13,876
Acquired intangible assets, net	417,827	117,963
Goodwill	543,524	155,086
Total assets	$1,232,848	$561,091
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,787	$2,114
Accrued compensation	20,919	11,620
Accrued expenses and other current liabilities	29,947	15,844
Current portion of deferred revenue	180,053	121,553
Total current liabilities	238,706	151,131
Long-term debt	598,301	118,305
Long-term lease liabilities	46,750	—
Deferred revenue, net of current portion	43,727	29,151
Long-term deferred tax liabilities	43,052	1,456
Other long-term liabilities	3,140	3,838
Total liabilities	973,676	303,881
Stockholders’ equity
Common stock	374	366
Additional paid-in capital	461,633	451,618
Treasury stock, at cost	(47,850)	(48,522)
Accumulated other comprehensive income	2,188	1,650
Accumulated deficit	(157,173)	(147,902)
Total stockholders’ equity	259,172	257,210
Total liabilities and stockholders’ equity	$1,232,848	$561,091

Carbonite, Inc.
Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Six Months Ended June 30, 2019
	2019	2018
Operating activities
Net (loss) income	$(9,271)	$6,257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,214	17,763
Amortization of right-of-use lease assets	3,556	—
Amortization of deferred costs	1,413	931
Gain on disposal of equipment	(17)	(141)
Impairment of capitalized software	—	653
Stock-based compensation expense	9,717	8,478
Benefit for deferred income taxes	(12,241)	(16,317)
Non-cash interest expense related to amortization of debt discount	3,955	3,101
Other non-cash items, net	(262)	64
Changes in assets and liabilities, net of acquisition:
Accounts receivable	3,401	(6,437)
Prepaid expenses and other current assets	(394)	(1,541)
Other assets	(1,512)	(3,771)
Accounts payable	4,553	(3,895)
Accrued expenses and other current liabilities	(6,254)	2,549
Other long-term liabilities	(6,858)	53
Deferred revenue	15,020	9,099
Net cash provided by operating activities	39,020	16,846
Investing activities
Purchases of property and equipment	(6,023)	(7,795)
Proceeds from sale of property and equipment and businesses	77	534
Proceeds from maturities of derivatives	1,340	1,680
Purchases of derivatives	(6)	(1,403)
Payment for intangibles	—	(1,250)
Payment for acquisition, net of cash acquired	(622,009)	(144,597)
Net cash used in investing activities	(626,621)	(152,831)
Financing activities
Proceeds from exercise of stock options	263	942
Proceeds from issuance of treasury stock under employee stock purchase plan	1,582	1,215
Payments of withholding taxes in connection with restricted stock unit vesting	(905)	(1,184)
Proceeds from long-term borrowings, net of debt issuance costs	529,483	88,068
Payments on long-term borrowings	(55,000)	(10,000)
Net cash provided by financing activities	475,423	79,041
Effect of currency exchange rate changes on cash	(92)	(305)
Net decrease in cash, cash equivalents and restricted cash	(112,270)	(57,249)
Cash, cash equivalents and restricted cash, beginning of period	198,087	128,231
Cash, cash equivalents and restricted cash, end of period	$85,817	$70,982

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)

Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
	2019	2018	2019	2018
GAAP revenue	$121,510	$77,734	$202,725	$141,760
Add:
Fair value adjustment of acquired deferred revenue	13,537	2,116	15,290	2,998
Non-GAAP revenue	$135,047	$79,850	$218,015	$144,758

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
	2019	2018	2019	2018
Gross profit	$88,033	$54,677	$148,469	$100,391
Gross margin	72.4%	70.3%	73.2%	70.8%
Add:
Fair value adjustment of acquired deferred revenue	13,537	2,116	15,290	2,998
Amortization of intangibles	9,081	4,325	12,375	6,750
Stock-based compensation expense	478	413	902	738
Acquisition-related expense	—	3	14	57
Non-GAAP gross profit	$111,129	$61,534	$177,050	$110,934
Non-GAAP gross margin	82.3%	77.1%	81.2%	76.6%

Reconciliation of GAAP Net Income and Net Income per Share to Non-GAAP Net Income and Net Income per Share

	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
	2019	2018	2019	2018
GAAP net (loss) income	$(11,274)	$(5,687)	$(9,271)	$6,257
Add:
Fair value adjustment of acquired deferred revenue	13,537	2,116	15,290	2,998
Amortization of intangibles	18,846	7,977	26,440	11,341
Stock-based compensation expense	5,512	4,741	9,717	8,478
Litigation-related expense	73	46	171	63
Restructuring-related expense	702	41	702	903
Acquisition-related expense	872	2,357	10,735	5,977
Non-cash debt interest expense	2,243	1,558	3,955	3,101
Less:
Income tax effect of non-GAAP adjustments	10,664	(1,027)	22,455	16,818
Non-GAAP net income	$19,847	$14,176	$35,284	$22,300
GAAP net (loss) income per share:
Basic	$(0.33)	$(0.20)	$(0.27)	$0.22
Diluted	$(0.33)	$(0.20)	$(0.27)	$0.20
Non-GAAP net income per share:
Basic	$0.58	$0.50	$1.03	$0.78
Diluted	$0.56	$0.45	$1.00	$0.72
GAAP weighted-average shares outstanding:
Basic	34,459,359	28,628,173	34,312,971	28,485,695
Diluted	34,459,359	28,628,173	34,312,971	30,885,633
Non-GAAP weighted-average shares outstanding:
Basic	34,459,359	28,628,173	34,312,971	28,485,695
Diluted	35,277,653	31,718,232	35,285,788	30,885,633

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
	2019	2018	2019	2018
Research and development	$27,879	$15,719	$43,686	$28,238
Less:
Stock-based compensation expense	1,611	1,047	2,557	1,734
Acquisition-related expense	—	2	83	37
Non-GAAP research and development	$26,268	$14,670	$41,046	$26,467

General and administrative	$17,567	$13,460	$38,556	$27,920
Less:
Stock-based compensation expense	2,290	2,494	4,248	4,618
Litigation-related expense	73	46	171	63
Acquisition-related expense	768	2,321	10,246	5,811
Non-GAAP general and administrative	$14,436	$8,599	$23,891	$17,428

Sales and marketing	$36,945	$22,086	$58,710	$41,946
Less:
Stock-based compensation expense	1,133	787	2,010	1,388
Acquisition-related expense	104	31	392	72
Non-GAAP sales and marketing	$35,708	$21,268	$56,308	$40,486

Amortization of intangible assets	$9,765	$3,652	$14,065	$4,591
Less:
Amortization of intangible assets	9,765	3,652	14,065	4,591
Non-GAAP amortization of intangible assets	$—	$—	$—	$—

Restructuring charges	$702	$41	$702	$903
Less:
Restructuring-related expense	702	41	702	903
Non-GAAP restructuring charges	$—	$—	$—	$—

Calculation of Adjusted Free Cash Flow

	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
	2019	2018	2019	2018
Net cash provided by operating activities	$20,276	$13,555	$39,020	$16,846
Subtract:
Purchases of property and equipment	3,265	4,507	6,023	7,795
Free cash flow	17,011	9,048	32,997	9,051

Add:
Acquisition-related payments	7,182	3,681	10,853	5,328
Restructuring-related payments	—	461	—	1,125
Litigation-related payments	137	85	138	212
Adjusted free cash flow	$24,330	$13,275	$43,988	$15,716
Reconciliation of EBITDA and Adjusted EBITDA to Net (Loss) Income

	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
	2019	2018	2019	2018
Net (loss) income	$(11,274)	$(5,687)	$(9,271)	$6,257
Adjustments:
Interest expense, net	11,426	3,251	14,472	5,608
Income tax (benefit) provision	(4,802)	2,338	(12,064)	(14,877)
Depreciation and amortization	23,065	11,686	34,214	17,763
EBITDA	18,415	11,588	27,351	14,751

Adjustments to EBITDA:
Fair value adjustment of acquired deferred revenue	13,537	2,116	15,290	2,998
Stock-based compensation expense	5,512	4,741	9,717	8,478
Litigation-related expense	73	46	171	63
Restructuring-related expense	702	41	702	903
Acquisition-related expense	872	2,357	10,735	5,977
Adjusted EBITDA	$39,111	$20,889	$63,966	$33,170